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NEW WORLD PASTA COMPANY
85 Shannon Road
Harrisburg, PA  17112

                                                    CONTACT: Cary A. Metz
                                                             (717) 526-2200


                 NEW EXECUTIVES NAMED AT NEW WORLD PASTA COMPANY

     HARRISBURG, PA - January 17, 2003 -- New World Pasta Company today announced the appointment of Peter E. Cotter as interim President and Chief Operating Officer of the Company. Mr. Cotter has served in a number of senior management and operating positions, and is currently on a leave of absence from his position of Vice President - General Manager for Motor Coach Industries, Service Parts. The Company also today announced the appointment of Horst O. Sieben as interim Vice President and Chief Financial Officer of the Company, and that Angelo Fraggos has been named as the Company's Vice President - Sales and Marketing. Mr. Fraggos has been the Company's Vice President - Sales and Business Development since April 2000.

     Mr. Cotter replaces John E. Denton, the Company's former Chairman and Chief Executive Officer, who has resigned. Mr. Sieben replaces Wayne E. Robison, the Company's former Vice President and Chief Financial Officer, who has resigned from the Company. Mr. Sieben has held chief financial officer positions in a variety of public reporting companies for the last twenty years, including Motor Coach Industries and Foodbrands America, Inc.

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     The Company also announced today that it has begun a search for permanent candidates for the positions of President and Chief Executive Officer, and Vice President and Chief Financial Officer. No timetable has been set for the conclusion of the search.

     New World Pasta is a leading marketer and supplier of dry pasta in the United States and Canada, with manufacturing operations in the United States, Canada and Italy. Headquartered in Harrisburg, Pennsylvania, New World Pasta has over 1,200 employees worldwide.

FORWARD LOOKING STATEMENTS
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THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH REPRESENTS THE COMPANY'S EXPECTATIONS AND BELIEFS CONCERNING FUTURE EVENTS THAT INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS RELEASE ARE FORWARD LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS INCLUDE THE COMPLETION OF THE COMPANY'S THIRD QUARTER FINANCIAL STATEMENTS, WHICH COULD UNCOVER ADJUSTMENTS IN PRESENTLY UNKNOWN AREAS, THE PREPARATION OF RESTATED HISTORICAL FINANCIAL STATEMENTS, IF NECESSARY, AS WELL AS THOSE FACTORS SET FORTH IN OUR PERIODIC REPORTS FILED WITH THE SEC. CONSEQUENTLY, ALL OF THE FORWARD LOOKING STATEMENTS MADE IN THIS PRESS RELEASE ARE QUALIFIED BY THESE AND OTHER FACTORS, RISKS AND UNCERTAINTIES.